Exhibit 99.1

Oshkosh Truck Corporation and JLG Industries, Inc. Jointly Announce Expiration of Hart-Scott-Rodino Waiting Period

OSHKOSH, Wis. & MCCONNELLSBURG, Pa.--(BUSINESS WIRE)--Nov. 21, 2006--Oshkosh Truck Corporation (NYSE: OSK) and JLG Industries, Inc. (NYSE: JLG) jointly announced today the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger of a wholly-owned subsidiary of Oshkosh with JLG.

The expiration of the Hart-Scott-Rodino waiting period satisfies one of the conditions to Oshkosh's acquisition of JLG. Consummation of the merger, which is expected to occur in early December, remains subject to other customary closing conditions, including approval of the merger by JLG's shareholders.

About Oshkosh Truck Corporation

Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency and military vehicles and bodies. Oshkosh's products are valued worldwide by fire and emergency units, defense forces, municipal and airport support services, and concrete placement and refuse businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

About JLG Industries, Inc.

JLG Industries, Inc. is the world's leading producer of access equipment (aerial work platforms and telehandlers). JLG's diverse product portfolio encompasses leading brands such as JLG(R) aerial work platforms; JLG, SkyTrak(R), Lull(R) and Gradall(R) telehandlers; and an array of complementary accessories that increase the versatility and efficiency of these products for end users. JLG markets its products and services through a multichannel approach that includes a highly trained sales force and utilizes a broad range of marketing techniques, integrated supply programs and a network of distributors in the industrial, commercial, institutional and construction markets. In addition, JLG offers world-class after-sales service and support for its customers. JLG's manufacturing facilities are located in the United States, Belgium, and France, with sales and service operations on six continents.

Additional Information and Where to Find It

A special meeting of JLG shareholders will be held on Monday, December 4, 2006 to obtain shareholder approval for the merger. In connection with the proposed acquisition and required stockholder approval, JLG filed with the Securities and Exchange Commission a definitive proxy statement on November 3, 2006. This proxy statement was mailed to JLG's shareholders. JLG SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and shareholders may obtain free copies of these materials and other documents filed with the SEC at the SEC's website at: http://www.sec.gov. Free copies of the proxy statement and JLG's other filings with the SEC may also be obtained from JLG. Free copies of JLG's filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.

Participants in Solicitation

Oshkosh, JLG and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG's shareholders in favor of the proposed acquisition. Information regarding Oshkosh's directors and executive officers is available in Oshkosh's proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG's directors and executive officers is available in JLG's proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.

Forward Looking Language

Certain items in this press release may constitute forward-looking statements made by Oshkosh or JLG (collectively, the "Companies") within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to close the acquisition, satisfaction of closing conditions, obtaining consents, and the timing of the closing of the acquisition. Words such as "expect(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. The Companies can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from the Companies' expectations include, but are not limited to, whether conditions to the closing of the proposed acquisition will not be satisfied and other risks detailed from time to time in the Companies' respective SEC reports. Such forward-looking statements speak only as of the date of this press release. The Companies expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT: Oshkosh Truck Corporation

Financial:

Patrick Davidson

Vice President - Investor Relations

920-966-5939

or

Media:

Kirsten Skyba

Vice President - Marketing Communications

920-233-9621

or

JLG Industries, Inc.:

Michelle Hards

Director of Corporate Communications and

Investor Relations

240-313-1816

SOURCE: Oshkosh Truck Corporation

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